                                                                    EXHIBIT 99.3

                       [LETTERHEAD OF UBS SECURITIES LLC]




The Board of Directors
3F Therapeutics, Inc.
20412 James Bay Circle
Lake Forest, California 92630

Dear Members of the Board:

We hereby consent to the inclusion of our opinion letter as Appendix D to, and to the reference thereto under the captions "SUMMARY -- Opinion of 3F Therapeutics' Financial Advisor" and "PROPOSAL 1: THE MERGER -- Opinion of 3F Therapeutics' Financial Advisor" in, the prospectus and proxy statement of ATS Medical, Inc. ("ATS Medical") and information statement of 3F Therapeutics, Inc. ("3F Therapeutics") relating to the proposed transaction involving 3F Therapeutics and ATS Medical (the "Proxy Statement/Prospectus"), which Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of ATS Medical. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                            /S/ UBS SECURITIES LLC
                                            ------------------------------------
                                            UBS SECURITIES LLC


New York, New York
April 17, 2006